UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Hess Corporation

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May 2, 2013

Dear Fellow Shareholder:

Enclosed you’ll find a brochure that outlines important information regarding the upcoming Hess Annual Meeting, scheduled for May 16, 2013.

Whether or not you plan to attend the Annual Meeting, you have the opportunity to protect your investment and add the Company’s five entirely new, non-conflicted, independent and highly experienced nominees to the Hess board by promptly voting the WHITE proxy card. We urge you to vote today by Internet, by telephone, or by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope you’ve been provided. We urge you to reject Elliott’s short term, value destructive ideas by discarding any proxy materials sent to you by Elliott Management or its representatives.

Again, on behalf of the Board of Directors, we thank you in advance for your support. We look forward to continuing to deliver outstanding value to you now and in the future.

Sincerely,

John Hess

Chairman and CEO

Cautionary Statements

This document contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors. A discussion of these risk factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.

Important Additional Information

Hess Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Hess shareholders in connection with the matters to be considered at Hess’ 2013 Annual Meeting. Hess has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission in connection with the 2013 Annual Meeting. HESS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Hess with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Hess’s website at www.hess.com, by writing to Hess Corporation at 1185 Avenue of the Americas, New York, NY 10036, by calling Hess’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885 or by email at hess@mackenziepartners.com.

If you have any questions or need assistance with voting your WHITE proxy card, please contact our proxy solicitor, MacKenzie Partners, at the phone numbers listed below.

105 Madison Avenue New York, NY 10016

(212) 929-5500 (call collect) Or

TOLL-FREE (800) 322-2885

hess@mackenziepartners.com

ANNUAL MEETING

MAY 16, 2013

OUR

TRANSFORMATION

Hess is currently undergoing a multi-year transformation into a pure play E&P company with a higher growth, lower risk, portfolio of world class assets.

We have announced a number of decisive actions to advance our plan – we are selling non-core assets, paying down debt, strengthening our balance sheet, and efficiently allocating capital to fund growth.

We have committed to increased dividends and have authorized a substantial share repurchase program that will deliver real value to you.

We are executing well against this plan. On April 24, Hess reported first quarter earnings that soundly beat Wall Street estimates, results that demonstrate our strong and continuing momentum.

ANALYST-ENDORSED PLAN

This management and Board-driven plan has enjoyed almost universal support from Wall Street analysts.

“In our view many of the criticisms leveled at management are either dated or have been addressed by management. If the activist end game is outright separation of Hess into two parts, we maintain our view that commensurate risks & challenges of two stand alone entities will blur the landscape for the investment case.”

Doug Leggate, Bank of America Merrill Lynch, April 25, 2013

“We take management’s side in terms of the future course of the company. … [W]e do not think breaking up the company into an onshore resource player (Hess Resources) and international, mostly offshore, entity (Hess Remainco) is the best way to generate value.”

Jeb Armstrong, Credit Agricole, March 26, 2013

“.execution has clearly been outstanding.”

Asit Sen, Cowen, April 3, 2013

“In short…we do not believe that [Elliott’s] plan provides the best path forward. In our view, Hess’s own plan makes more sense…”

Philip H. Weiss, Argus, March 27, 2013

THE RIGHT BOARD

Execution and accountability are critical at this juncture of the Company’s transformation into a pure play E&P company. And, as such, we recognize the importance of adding individuals to our Board who have directly relevant experience and stature. You deserve a Board with seriousness of purpose – one that is independent and committed to the execution of a strategy that has been overwhelmingly endorsed by the market.

The five new Hess directors up for election this year bring the skills and experience we need that bear directly on all aspects of our transformation. We believe this Board represents the right mix of corporate leadership, operational and financial expertise, and top level E&P experience for the Hess we are becoming, and we do not think there’s a better team anywhere for what we are trying to achieve.

JOHN KRENICKI JR.

Former Vice Chairman of GE; President and Chief Executive Officer of GE Energy

Mr. Krenicki’s experience leading large scale initiatives and operations across a global energy portfolio will add important perspective to the Hess Board as the Company completes its transformation to a pure play E&P company.

DR. KEVIN MEYERS

Former Senior Vice President of E&P for the Americas, ConocoPhillips

Based on this experience, Dr. Meyers will bring to the Hess Board decades of managing cost-efficient E&P operations in geographies directly relevant to Hess’ focused E&P portfolio.

FREDRIC REYNOLDS

Former Executive Vice President and Chief Financial Officer, CBS Corporation

Mr. Reynolds will bring to the Hess Board his substantial experience as a CFO with a successful track record of financial oversight, leading a successful transformation, returning capital, and delivering long term returns.

WILLIAM SCHRADER

Former Chief Operating Officer, TNK-BP Russia

Mr. Schrader is an outstanding E&P executive responsible for transforming BP’s best and most valued E&P assets, and will bring to the Board his experience as a disciplined E&P operator with expertise in production sharing structures, government relations, and delivering returns.

DR. MARK WILLIAMS

Former Executive Committee Member, Royal Dutch Shell

Dr. Williams’ experience as part of an executive group with ultimate strategic responsibilities for the overall direction of one of the world’s largest oil & gas companies will add invaluable insight to Hess’ Board.

YOUR VOTE IS IMPORTANT

Your vote at the May 16, 2013 Hess Annual Meeting will help determine the future course of your Company and the long-term value of your investment in Hess. Hess has nominated five outstanding new, highly experienced and independent candidates for election to the Board, and your vote in favor of these nominees is critical to preserve the integrity of our transformation into a focused, pure play exploration and production (“E&P”) company. Please vote the enclosed WHITE PROXY CARD today to ensure you have an independent Board of Directors committed to creating value for all Hess shareholders.

VOTE THE WHITE Vote today by telephone, by internet or by signing, dating and returning the enclosed WHITE PROXY CARD in

PROXY CARD TODAY the postage paid envelope provided.

105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) or

Call Toll-Free (800) 322-2885

For more information, please go to transforminghess.com

1185 Avenue of the Americas New York, New York 10036 www.hess.com